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                                                              EXHIBIT 23.04




                           August 9, 1996


                           LETTER OF CONSENT




          Board of Directors
          Old National Bancorp
          420 Main Street
          Evansville, IN  47708

          Board of Directors
          Workingmens Capital Holdings, Inc.
          121 East Kirkwood Avenue
          Bloomington, IN  47402

          Gentlemen:

               We consent to the inclusion in this Registration Statement on Form S-4 of Old National Bancorp of the form of our opinion set forth as Appendix B to the Proxy Statement-Prospectus, which is part of this Registration Statement, and to the summarization thereof in the Proxy Statement-Prospectus under the caption "Opinion of Financial Advisor to WCHI."

                         Sincerely,



                         \s\ Michael A. Murphy
                         Michael A. Murphy
                         Managing Director

          MAM/sbl
          7/12/2


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